UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 29, 2007
Grant Prideco, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-15423 (Commission File Number)	76-0312499 (IRS Employer Identification No.)

400 N. Sam Houston Pkwy. East, Suite 900	77060
Houston, Texas	(Zip Code)
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (281) 878-8000
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Purchase and Sale Agreement
Press Release

Item 1.01. Entry into a Material Definitive Agreement
Following the close of business on October 29, 2007, Grant Prideco announced that it had entered into a definitive agreement dated October 29, 2007 with Vallourec, S.A. and Vallourec & Mannesmann Holdings, Inc. to sell Grant Prideco’s Atlas Bradford® premium threading, TCA heat treat and Tube-Alloy accessory threading businesses for a purchase price of US$800 million, subject to customary purchase price adjustments. The transaction is contingent upon customary closing conditions, including regulatory approvals. The definitive agreement relating to the sale is attached to this Current Report on Form 8-K as Exhibit 10.1 and the press release announcing the agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
10.1	Purchase and Sale Agreement dated October 29, 2007, by and among Grant Prideco, Inc., Vallourec, S.A. and Vallourec & Mannesmann Holdings, Inc.

99.1	Press Release Announcing Transaction with Vallourec.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grant Prideco, Inc.
Date: October 30, 2007	By:	/s/ Philip A. Choyce
Philip A. Choyce
Vice President and General Counsel

EXHIBIT INDEX
10.1	Purchase and Sale Agreement dated October 29, 2007, by and among Grant Prideco, Inc., Vallourec, S.A. and Vallourec & Mannesmann Holdings, Inc.
99.1	Press Release Announcing Transaction with Vallourec.